Numerex Corp. Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Brett Maas
646 536-7331

Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

NUMEREX REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS

Company Grows M2M Service Revenues by 49% Year over Year,
Ends Quarter with Record 617,000 Network Connections

ATLANTA, August 5, 2008 - Numerex Corp. (NASDAQ: NMRX), a leading provider of full-service, highly secure machine-to-machine (M2M) network services and solutions, today announced financial results for the second quarter 2008 reporting a net loss of $183,000 or $0.01 per basic and diluted share. This compares to a net loss of $323,000 or $0.02 per basic and diluted share for the comparable period in 2007. Net loss for the second quarter of 2008 excluding non-cash stock based compensation and the amortization expense related to acquisitions (“non-GAAP earnings) was $101,000 compared to a loss of $118,000 for the same quarter in 2007 using the equivalent non-GAAP earnings measurement. Basic and diluted earnings per share using non-GAAP earnings would have been ($0.01) for the second quarter of 2008. All non-GAAP information is reconciled to U.S. GAAP in the Non-GAAP Condensed Consolidated Statement of Operations table attached.

M2M service revenues grew 49% in the quarter to $6.2 million from the $4.2 million reported in the second quarter of 2007. The Company ended the second quarter with 617,000 network connections, a 68% increase over the second quarter of last year. For the first six months of this year, M2M service revenues grew to $12.3 million, a 52% improvement over the same period last year. Overall, the Company posted a 32% growth rate in its M2M business for the six months and 13% for the second quarter when compared to the same periods last year. This includes hardware sales that were essentially flat year over year in a quarterly comparison and grew 23% for the comparable year over year six-month period. This was primarily due to the near-completion of an analog to digital technology transition that began early last year and continues, but at a much slower pace, as anticipated.

Total net revenues for the quarter were $17.4 million compared to $15.2 million reported for the same quarter last year, representing 15% year over year growth and $37.9 million for the first six months of 2008, a growth rate of 29% over the same period last year. M2M comprised almost 90% of the Company’s total revenues for the quarter and 93% for the six-month period with the balance derived from the Company’s Digital Multimedia and Networking Group.

“We are pleased with the growth in our core M2M network services and connection base,” said Stratton Nicolaides, Numerex chairperson and CEO. “While we continue to experience strong demand in our M2M business, we have taken measures to safeguard our balance sheet during this period of economic uncertainty and volatile capital markets by tightening credit, particularly for hardware-only sales, while we intensify our efforts to increase our network connections and recurring service revenues. We believe the heightened demand for low-margin hardware created by the analog to digital transition during 2007 and this year is substantially behind us. And, even though demand for certain hardware and module components has softened, our opportunity funnel and sales pipeline for our core M2M network services remains solid.”

Key financial results for the second quarter of 2008 and 2007 are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues (‘000)	$17,425	$15,170	$37,880	$29,356
Net earnings (loss) (‘000)	$(183)	$(323)	$(400)	$104
Net EPS	$(0.01)	$(0.02)	$(0.03)	$0.01
Non-GAAP earnings (loss) (‘000)	$(101)	$(118)	$(61)	$368
Non-GAAP EPS	$(0.01)	$(0.01)	$0.00	$0.03

Key business highlights include:

•
The launch of a portal to simplify device management and network provisioning for the Company’s SMSXpress and GPRSXpress services. This web-based portal significantly eases the deployment and management of devices deployed on Numerex’s digital M2M networks.

•
The only M2M provider to receive three gold Value Chain awards at the recent industry leading M2M United conference. These awards were for the provision of both network services and, in certain cases, hardware to three enterprises, which enabled and maximized their M2M applications.

•	The announcement by GE Security that they ended the quarter with more than 170,000 Active Key devices in use with additional deployments forecast through the balance of the year.

The Company’s satellite division improved its performance in the second quarter of 2008 generating a pre-tax loss of over $400,000 in the second quarter of 2008, which compared to a loss of $750,000 in the first quarter of this year. The Company added personnel late in the second quarter to replace management and improve the division’s performance during the second half of this year.

Gross margins for the second quarter of 2008 were 36.0% percent compared to 31.1% for the comparable period in 2007 and 31.6% for the first quarter of 2008. The year-over-year as well as the sequential quarterly improvement in gross margins is due to two factors. The first is a change in the overall revenue mix. In the prior sequential quarter as well as the second quarter in 2007, service revenues were 33% of total revenues compared to 40% in the second quarter of 2008. This increase drives an overall margin improvement since service revenues have a significantly higher gross margin than those achieved through the sale of hardware. In addition, hardware margins improved in the second quarter because of significantly lower unit sales of low-margin hardware related to the analog-to-digital transition and an increase in higher margin digital multimedia and satellite unit sales.

Operating expenses were $6.4 million for the current quarter compared to $4.9 million incurred during the second quarter of 2007 and $6.4 million for the first quarter of 2008. Operating expenses increased year-over-year primarily due to both the acquisition of the satellite business as well as increases in marketing expenses and costs associated with hiring new salespeople. The satellite M2M unit operating expenses were $1.0 million for the second quarter of 2008 including legal fees incurred in connection with an action filed by the division’s former manager, more fully described in the Company’s SEC filings. In accordance with Financial Accounting Standard No. 123 (R), the Company recorded non-cash stock option compensation costs of $284,000 in the second quarter of 2008 compared to $237,000 in the same quarter in 2007.

The Company’s balance sheet remains solid with $6.2 million in cash and $17.4 million in working capital. The current ratio as of June 30, 2008 was 2.1 to 1, which improved from the prior sequential quarter of 1.9 to 1. Shareholder’s equity increased 3.5% to $48.9 million compared to $46.9 as of December 31, 2007.

Mr. Nicolaides continued, “Despite the continued growth in our business, it is becoming increasingly difficult to forecast M2M revenues.  At this time, we cannot affirm our overall M2M revenue growth estimates of 30 to 40% until we can more clearly determine the potential impact of current economic conditions.  Yet, in spite of this uncertainty, we expect improved financial performance in the second half of the year as a result of a change in the mix of hardware and service revenues, a reduction in overhead and continued cost control.”

Conference Call and Web cast Information
Numerex will conduct a conference call on August 5th at 11:00 A.M., Eastern Daylight Time, accessible from the US & Canada by calling (866) 885-0439 or fir international callers, (904) 596-2360. A live web cast of the call will also be available via the Numerex web site at http://www.numerex.com, under the Investor Relations section. A replay of the conference call will be available on Numerex web site beginning two hours after the call.

About Numerex
Numerex Corp. (NASDAQ: NMRX) offers the broadest choice of secure machine-to-machine (M2M) network services and solutions. Numerex delivers a depth of expertise and excellence through its M2M service platforms - Networx, Techworx, and Flexworx - that leading companies choose to power their M2M solutions. Numerex is the first M2M Company in North American to carry ISO/IEC 27001:2005 certification – ISO’s highest information security benchmark to ensure data integrity and security. The Company offers its M2M products and services through a variety brands including Uplink and Orbit One. Numerex is headquartered in Atlanta, Georgia. For additional information, visit http://www.numerex.com

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues, difficulties associated with integrating Orbit One’s business, the risks that a substantial portion of Orbit One's revenues are derived from government contracts that may be terminated by the government at any time, variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2008	2007	Change	% Change	2008	2007	Change	% Change
Net sales:
Hardware	$10,490	$10,113	$377	4%	$24,113	$19,388	$4,725	24%
Service	6,935	5,057	1,878	37%	13,767	9,968	3,799	38%
Total net sales	17,425	15,170	2,255	15%	37,880	29,356	8,524	29%
Cost of hardware sales	9,014	9,168	(154)	-2%	21,175	16,777	4,398	26%
Cost of services	2,143	1,282	861	67%	3,982	2,485	1,497	60%
Gross Profit	6,268	4,720	1,548	33%	12,723	10,094	2,629	26%
	36.0%	31.1%			33.6%	34.4%
Selling, general, and administrative expenses	5,047	3,866	1,181	31%	10,062	7,480	2,582	35%
Research and development expenses	485	334	151	45%	1,015	622	393	63%
Bad Debt Expense	125	162	(37)	-23%	263	249	14	6%
Depreciation and amortization	766	530	236	44%	1,516	1,020	496	49%
Operating earnings (loss)	(155)	(172)	17	-10%	(133)	723	(856)	-118%
Interest expense	(407)	(356)	(51)	Nm	(810)	(502)	(308)	nm
Other income (expense)	(1)	(9)	8	Nm	(3)	(17)	14	nm
Earnings (loss) before tax	(563)	(537)	(26)	Nm	(946)	204	(1,150)	nm
Provision (benefit) for income tax	(380)	(214)	(166)	Nm	(546)	100	(646)	nm
Net earnings (loss)	$(183)	$(323)	$140	-43%	$(400)	$104	$(504)	-485%

Basic earnings per common share	$(0.01)	$(0.02)			$(0.03)	$0.01
Diluted earnings per common share	$(0.01)	$(0.02)			$(0.03)	$0.01
Number of shares used in per share calculation
Basic	13,736	13,156			13,731	13,081
Diluted	13,736	13,156			13,731	13,780

Numerex Corp.
Supplemental Sales Information
(in thousands)
(unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
Net Sales:	2008	2007	Change	2008	2007	Change
M2M
Hardware	$9,442	$9,661	$(219)	$22,862	$18,574	$4,288
Service	6,212	4,176	2,036	12,345	8,133	4,212
Subtotal	15,654	13,837	1,817	35,207	26,707	8,500
Digital Multimedia, Networking and Wireline Security
Hardware	1,048	452	596	1,251	813	438
Service	723	881	(158)	1,422	1,836	(414)
Subtotal	1,771	1,333	438	2,673	2,649	24
Total
Hardware	10,490	10,113	377	24,113	19,387	4,726
Service	6,935	5,057	1,878	13,767	9,969	3,798
Total net sales	$17,425	$15,170	$2,255	$37,880	$29,356	$8,524

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2008			June 30, 2008
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$10,490		$10,490	$24,113		$24,113
Service	6,935		6,935	13,767		13,767
Total net sales	17,425		17,425	37,880		37,880
Cost of hardware sales	9,014		9,014	21,175		21,175
Cost of services	2,143		2,143	3,982		3,982
Gross Profit	6,268	-	6,268	12,723	-	12,723
	36.0%		36.0%	33.6%		33.6%
Selling, general, and administrative expenses	5,047	(284)	4,763	10,062	(577)	9,485
Research and development expenses	485		485	1,015		1,015
Bad debt expense	125		125	263		263
Earnings before interest, depreciation and amortization	611	284	895	1,383	577	1,960
Depreciation and amortization	766	(130)	636	1,516	(260)	1,256
Operating earnings (loss)	(155)	414	259	(133)	837	704
Interest expense	(407)		(407)	(810)		(810)
Other income	(1)		(1)	(3)		(3)
Earnings (loss) before tax	(563)	414	(149)	(946)	837	(109)
Provision (benefit) for income tax	(380)	332	(48)	(546)	498	(48)
Net earnings (loss)	$(183)	$82	$(101)	$(400)	$339	$(61)

Basic earnings (loss) per common share	$(0.01)		$(0.01)	$(0.03)		$(0.00)
Diluted earnings (loss) per common share	$(0.01)		$(0.01)	$(0.03)		$(0.00)
Number of shares used in per share calculation
Basic	13,736		13,736	13,731		13,731
Diluted	13,736		13,736	13,731		13,731

(a)  These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with U.S. GAAP.  The adjustments necessary to provide a direct reconciliation of the non-GAAP to the U.S. GAAP Statement of Operations exclude stock option expense and amortization expense related to the acquisitions of Airdesk Inc. and Orbit One Communications Inc.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2007			June 30, 2007
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$10,113		$10,113	$19,388		$19,388
Service	5,057		5,057	9,968		9,968
Total net sales	15,170		15,170	29,356		29,356
Cost of hardware sales	9,168		9,168	16,777		16,777
Cost of services	1,282		1,282	2,485		2,485
Gross Profit	4,720	-	4,720	10,094	-	10,094
	31.1%		31.1%	34.4%		34.4%
Selling, general, and administrative expenses	3,866	(237)	3,629	7,480	(410)	7,070
Research and development expenses	334		334	622		622
Bad debt expense	162		162	249		249
Earnings before interest, depreciation and amortization	358	237	595	1,743	410	2,153
Depreciation and amortization	530	(35)	495	1,020	(56)	964
Operating earnings (loss)	(172)	272	100	723	466	1,189
Interest expense	(356)		(356)	(502)		(502)
Other income	(9)		(9)	(17)		(17)
Earnings (loss) before tax	(537)	272	(265)	204	466	670
Provision (benefit) for income tax	(214)	67	(147)	100	202	302
Net earnings (loss)	$(323)	$205	$(118)	$104	$264	$368

Basic earnings (loss) per common share	$(0.02)		$(0.01)	$0.01		$0.03
Diluted earnings (loss) per common share	$(0.02)		$(0.01)	$0.01		$0.03
Number of shares used in per share calculation
Basic	13,156		13,156	13,081		13,081
Diluted	13,156		13,156	13,780		13,780

(a)  These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP.  The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP Statement of Operations exclude stock option expense and amortization expense related to the acquisitions of Airdesk Inc.

NUMEREX CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,165	$7,425
Accounts receivable, less allowance for doubtful accounts of $1,252 at June 30, 2008
and $1,009 at December 31, 2007:	14,018	16,396
Inventory	10,468	10,059
Prepaid expenses and other current assets	2,350	1,885
Deferred tax asset	770	770
TOTAL CURRENT ASSETS	33,771	36,535

Property and equipment, net	1,969	2,003
Goodwill, net	26,115	22,603
Other intangibles, net	6,515	6,940
Software, net	3,354	3,486
Other assets - long-term	404	526
Deferred tax asset - long-term	2,489	2,005
TOTAL ASSETS	$74,617	$74,098

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,994	$10,299
Other current liabilities	2,041	2,311
Notes payable	2,568	2,568
Deferred revenues	2,750	1,328
Obligations under capital leases	40	44
TOTAL CURRENT LIABILITIES	16,393	16,550

LONG TERM LIABILITIES
Obligations under capital leases and other long-term liabilities	445	486
Notes payable	8,913	10,197
TOTAL LONG TERM LIABILITIES	9,358	10,683

COMMITMENTS AND CONTIGENCIES	-	-

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,00,000; none issued	-	-
Class A common stock - no par value, authorized 30,000,000, issued 14,917,305
shares at June 30, 2008 and 14,706,101 shares at December 31, 2007	49,264	47,455
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Additional paid-in-capital	4,005	3,427
Treasury stock, at cost, 1,185,809 shares on June 30, 2008 and
December 31, 2007	(5,053)	(5,053)
Accumulated other comprehensive income (loss)	8	(6)
Accumulated earnings	642	1,042
TOTAL SHAREHOLDERS' EQUITY	48,866	46,865
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$74,617	$74,098

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